Exhibit 21.1

Enanta Pharmaceuticals, Inc.

Subsidiaries of the Company

NAME	PARENT	STATE OR COUNTRY OF INCORPORATION

Enanta Pharmaceuticals Security Corporation	Enanta Pharmaceuticals, Inc.	Massachusetts